Exhibit 3

FORM OF LOCK-UP AGREEMENT

June 19, 2021

J.P. MORGAN SECURITIES LLC

COWEN AND COMPANY, LLC

PIPER SANDLER & CO.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Cowen and Company, LLC

599 Lexington Avenue, 25th Floor

New York, NY 1022

c/o Piper Sandler & Co.

800 Nicollet Mall, Suite 1000

Minneapolis, MN 55402

Re:	Monte Rosa Therapeutics Inc. — Public Offering

Ladies and Gentlemen:

Each of the undersigned, severally and not jointly, understands that J.P. Morgan Securities LLC, Cowen and Company, LLC and Piper Sandler & Co., as representatives (the “Representatives”) of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Monte Rosa Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Securities”).

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, each of the undersigned, severally and not jointly, hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, and (other than if (i) the undersigned is an investment company registered under the Investment Company Act of 1940, as amended (a “40 Act Fund”), (ii) the undersigned is advised or controlled by multiple investment managers or the investment manager of such ’40 Act Fund, (iii) the undersigned is an institutional client advised or sub-advised by an investment adviser registered under the Investment Advisers Act of 1940, as amended (an “Advised Fund”), or (iv) in each case, an affiliate thereof) will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that the undersigned is not a party to, as of the date hereof, a transaction which would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy or other testamentary document,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a corporation, partnership, limited liability company, investment fund or other entity (A) of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or (B) controlled by, or under common control with, the undersigned or the immediate family of the undersigned,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to partners, members or shareholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale, swap, hedge or similar agreement or arrangement of the undersigned’s Lock-Up Securities acquired in the Public Offering (other than, in the case of an officer or director of the Company, any Lock-Up Securities such officer or director may purchase in the Public Offering) or in open market transactions after completion of the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as defined in the Underwriting Agreement), or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or other disposition or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or other disposition or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v) and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 4, Form 5 or a filing required pursuant to Section 13 of the Exchange Act and the rules and regulation promulgated thereunder) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii), (viii), (ix) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement (other than a filing required pursuant to Section 13 of the Exchange Act and the rules and regulation promulgated thereunder) shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading or distribution plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Restricted Period.

If the undersigned is not a natural person and not a ’40 Act Fund, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned; provided, however, that this paragraph shall not apply to a ’40 Act Fund, an Advised Fund or their respective affiliates.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives, on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representatives, on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives, on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

In the event that a release is granted by the Representatives to any officer, director or any other shareholder of at least one percent (1%) or more of the aggregate Common Stock outstanding immediately following the completion of the Public Offering (calculated on a fully-diluted basis) who is a party to a lock-up agreement other than the undersigned, relating to the restrictions set forth above for Lock-Up Securities (each, a “Release” and, collectively, “Releases”), the same percentage of Lock-Up Securities held by the undersigned (the “Pro-Rata Release”) shall be immediately, fully and irrevocably released in the same manner and on the same terms from any remaining restrictions set forth above on a pro rata basis.

Notwithstanding the foregoing, such Pro-Rata Release shall not be applied (a) to the extent that the aggregate holding percentage of the Lock-Up Securities subject to any such Release or Releases is less than or equal to one percent (1%) in the aggregate of the Common Stock outstanding immediately following the completion of the Public Offering (calculated on a fully- diluted basis), (b) if the Release is effected solely to permit a transfer not involving a disposition for value and the transferee agrees in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration of the Restricted Period or (c) if the Release, in full or in part, of any Lock-Up Securities from the restrictions of this Letter Agreement is in connection with an underwritten follow-on offering during the Restricted Period (the “Follow-On Offering”); provided that, to the extent the undersigned holds registration rights with respect to the undersigned’s Lock-Up Securities, the undersigned has been given the opportunity to participate in such Follow-On Offering on a basis consistent with such contractual rights and any such Lock-Up Securities held by the undersigned shall be released only if the undersigned enters into a new lock-up letter with the underwriters of the Follow-On Offering with respect to the Lock-Up Securities that are not being released, upon terms and conditions reasonably satisfactory to such underwriters but with restrictions that will be no more restrictive than those applicable to any other shareholder participating in the Follow-On Offering or as set forth herein and only to the extent that the undersigned agrees to participate as a selling stockholder in the Follow-On Offering and to sell any of the Lock-Up Securities released from the restrictions of this Letter Agreement in such Follow-On Offering.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any shares at the price determined in the Public Offering (if applicable), and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation. A shareholder who is not subject to this Letter Agreement may be able to sell, short sell, transfer, hedge, pledge, lend or otherwise dispose of or attempt to sell short sell, transfer, hedge, pledge, lend or otherwise dispose of, their equity interests at any time after the Closing Date (as defined in the Underwriting Agreement).

The undersigned understands that, (i) if the Underwriting Agreement does not become effective by September 30, 2021, (ii) or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) if the Representatives on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or (iv) if the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, this Letter Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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